ESCROW AGREEMENT

ESCROW AGREEMENT ("Escrow Agreement') dated as of _____________ by and among JONES NAUGHTON ENTERTAINMENT, INC. , a Colorado corporation, with a principal place of business at 5681 Beach Boulevard, Suite 101, Buena Park, California 90621, ("JNE"), and Y.L. Hirsch, having an address at ___________ and EDWARD H. BURNBAUM, ESQ., having a principal place of business at 300 East 42nd Street, Now York, New York 10017 ("Escrow Agent").

WHEREAS:

A. Purchaser and JNE entered into a Securities Subscription
Agreement dated as of ________________ ("Agreement"), in which, inter alia, Purchaser agreed to purchase JNE's 3 % Series A Convertible
Debentures ("Debentures");

B. Pursuant to the Agreement, the Debentures are to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment of Escrow Agent. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by JNE and Purchaser.

2. Issuance and Delivery of the Debentures and Payment by the Purchaser to the Escrow Agent.

On the date hereof, JNE shall issue in the name of the Purchaser and deposit with the Escrow Agent the Debentures in the face amount of $___________ as provided in the Agreement, and the Purchaser shall deposit with the Escrow Agent the sum of $__________. Upon receipt of the Debentures from JNE, Escrow Agent shall immediately wire the funds to JNE, to an account designated in writing by JNE, in the sum of $___________ representing the Purchase
Price of thev Debentures, provided that JNE has delivered to Portfolio investment Strategies Corp. ("PISC") the fee, as defined in a certain Compensation Agreement between JNE and PISC dated July 30, 1998.

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3. Custody and Disposition of the Debentures. The Escrow Agent shall hold and dispose of the Debentures only in accordance with the terms of this Escrow Agreement.

4. Conversion of Debentures.

(a) As Provided in paragraph 4 of the Debentures, Purchaser may give Notice of Conversion of the Debentures to JNE and Escrow Agent by facsimile to the number set forth in Section 10 below. Conversion of Debentures may take place at any time Until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 10 business days of receipt of the Notice of Conversion, JNE shall deliver to the Purchaser, or to an account designated by Purchaser in the Notice of Conversion, certificates representing the shares of common stock to which the Purchaser shall be entitled by reason of the conversion ("Certificates").

(b) If JNE fails to timely deliver Certificates, as provided in
Section 5(a) above, then JNE shall pay Purchaser $150 per day for each day late in delivering Certificates up to and including the 10th late day and $500 per day for each day late in delivering the Certificates after the 11th th day late through the 70th day late ("Liquidated Damages"). Any Liquidated
Damages incurred by JNE shall be payable immediately and in cash upon demand in writing by Purchaser, or its agent, to JNE.
However, such Liquidated Damages may be paid pursuant to the Resolution, as defined below, by issuing shares of stock to the Escrow Agent upon instruction issued by the Escrow Agent to Transfer Agent as defined below.
Notwithstanding anything contained in the Agreement to the contrary, Purchaser shall be required to pay the Liquidated Damages set forth in this Section 5(c).

(C) Upon conversion of the entire principal face amount of the Debentures into Certificates, or upon redemption of the Debentures by JNE, as provided in Section 4(C) of the Debentures, the original Debentures held by the Escrow Agent pursuant to this Escrow Agreement shall be surrender and delivered to JNE, and NONE OF the parties shall have any further obligations to the other.

5. Issuance and Delivery of the Resolution to Escrow Agent.

On the date hereof, JNE shall deliver to the Escrow Agent a resolution in the form annexed hereto as Exhibit it ("Resolution"), instructing JNE's transfer agent American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, ("Transfer Agent") to issue to Purchaser shares of JNE's common stock registered in the name of the Purchaser, without restrictive legend as provided in Section 5(b) of the Agreement, and to satisfy any Liquidated Damages which are required to be paid by JNE pursuant to Section 4(b) of this Escrow Agreement, in an amount equal up to $___________, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the Transfer Agent, at a share price which is calculated in accordance with Section 4(a) of the Debenture

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with respect to the Conversion, Shams (as defined therein), Section 4(b) of the Debenture with respect to Interest Shares (as defined therein) and shares issued as Liquidated Damages pursuant to Section 4(b) hereof, and providing that JNE shall not change its transfer agent from the Transfer Agent, without the express written consent and directive of the Escrow Agent

6. Bankruptcy. In the event any proceeding under the Bankruptcy
Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of JNE, then JNE shall be required to honor any Notices of Conversion given by Purchaser either before or after bankruptcy.

7. Indemnification. Purchaser and JNE agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

8. Concerning the Escrow A . To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

(a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto- No implied duties or obligations shall on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not BE BOUND BY THE provisions of any agreement among the other parties hereto except this Escrow Agreement.

(b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

(c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be, liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

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(e) The Escrow Agent does not have any interest in the Debentures,
Conversion Shares or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

(f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Debentures to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from ANY AND ALL FURTHER obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto- If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time SHALL be to safekeep the Debentures AND NOT make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Debentures, or in the event that the Escrow Agent otherwise determines that the Debentures should be retained, then the Escrow Agent may retain the Debentures until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Debentures, or (ii) a written agreement executed by the other parties hereto directing delivery of the Debentures, in which case the Escrow Agent shall promptly deliver the Debentures in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

(h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto an their respective successors (including successors by way of merger) and assigns, heirs, administrators; and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent.

(i) This Escrow Agreement may 'be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

9. Governing Law. This Escrow Agreement shall be governed in all respects by the internal laws of the State of New York. The parties agree to submit to the

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jurisdiction and venue of any state or federal court in New York City having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

10. All notices (except Notices of Conversion which shall be governed by Section 4(a) above), requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier, All such notices must also be sent by facsimile on the same day to the parties as follows:

If to JNE:

Jones Naughton Entertainment, Inc.
5681 Beach Boulevard
Suite 101
Buena Park, California 90621
Attn: Joseph Naughton, President
Fax: 714-994-3242

with a copy to:
Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, California 92660
Attn: M. Richard Cutler
Fax: 949-719-1998

If to Purchaser:

________________
________________
________________
________________

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with a copy to:

Portfolio investment Strategies Corp.
6 Lake Street, Suite 1800
Monroe, New York 10950
Fax: 914-774-7275

If to Escrow Agent:

Edward H. Burnbaum, Esq.
300 East 42nd Street
New York, New York 10017
Fax: 212-986-2907

11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

12. Fees of Escrow Agent. In consideration of the performance of this Escrow Agreement, Purchaser shall pay the Escrow Agent a fee of $______ ("Fee").

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow
Agreement to be duly executed and delivered, as of the day and year first above written.

JONES NAUGHTON ENTERTAINMENT, INC.

BY:/s/Joseph Naughton
   President

PURCHASER:

By:_________________

ESCROW AGENT:

By:/s/Edward H. Burnbaum, Esq.